UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KEYON COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

KEYON COMMUNICATIONS HOLDINGS, INC.
11742 Stonegate Circle
Omaha, Nebraska 68164
(402) 998-4000

February 4, 2011

Dear Stockholder:

          You are cordially invited to attend a Special Meeting of Stockholders of KeyOn Communications Holdings, Inc. to be held at 9:00am, PDT, on March 11, 2011 at 4061 Dean Martin Drive, Las Vegas, Nevada 89103.

          Your vote is very important, regardless of the number of shares of our voting securities that you own. Please note that brokers will not be able to vote your shares at the Special Meeting without your voting instructions. Please submit your proxy or attend the meeting and vote in person so your vote will be counted.

          To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so will result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

          Thank you for your support of our company. I look forward to seeing you at the Special Meeting.

Sincerely,

/s/ Jonathan Snyder

Jonathan Snyder
Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MARCH 11, 2011:

Our official Notice of Special Meeting of Stockholders and Proxy Statement and the information incorporated by reference are available at:

http://www.proxyvote.com

KEYON COMMUNICATIONS HOLDINGS, INC.
11742 Stonegate Circle
Omaha, Nebraska 68164
(402) 998-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held March 11, 2011

          This Special Meeting of Stockholders of KeyOn Communications Holdings, Inc., a Delaware corporation, will be held at 9:00am, PDT, on March 11, 2011 at 4061 Dean Martin Drive, Las Vegas, NV 89103. At the Special Meeting, we will consider and act on a proposal to approve the adoption of the Second Amended and Restated Certificate of Incorporation of KeyOn Communications Holdings, Inc. (the “Second Amended Certificate”) to eliminate the Series KIP Preferred Stock and rename the Series Cal Cap Preferred Stock “Series A Preferred Stock” and amend certain of its terms.

          Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matter to be considered at the Special Meeting. After careful consideration, the Board of Directors recommends a vote FOR the approval of the adoption of the Second Amended Certificate.

          The Board of Directors has fixed the close of business on January 21, 2011 as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the office of the company during regular business hours for the 10 calendar days prior to and during the Special Meeting.

          YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

          If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the Proxy Statement to ensure that your shares will be represented at the Special Meeting.

          If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so will result in your shares not being eligible to be voted by proxy at the Special Meeting.

By Order of The Board of Directors,

/s/ A. Robert Handell

A. Robert Handell
Executive Vice President, Chief Operating Officer
and Secretary

February 4, 2011

i

KEYON COMMUNICATIONS HOLDINGS, INC.
11742 Stonegate Circle
Omaha, Nebraska 68164
(402) 998-4000

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

To Be Held March 11, 2011

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the company,” or “KeyOn” refer to KeyOn Communications Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) on behalf of KeyOn Communications Holdings, Inc., a Delaware corporation, to be voted at the special meeting of stockholders of the company (the “Special Meeting”) to be held on March 11, 2011, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Special Meeting. This Proxy Statement and accompanying form of proxy are dated February 4, 2011 and are expected to be first sent or given to stockholders on or about February 4, 2011.

The executive offices of the company are located at, and the mailing address of the company is, 11742 Stonegate Circle, Omaha, Nebraska 68164.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MARCH 11, 2011:

Our official Notice of Special Meeting of Stockholders and Proxy Statement and the information incorporated by reference are available at:

http://www.proxyvote.com

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will act upon a proposal to approve the adoption of the Second Amended and Restated Certificate of Incorporation of KeyOn Communications Holdings, Inc. to eliminate the Series KIP Preferred Stock and rename the Series Cal Cap Preferred Stock “Series A Preferred Stock” and amend certain of its terms (the “Proposal”).

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may do so by contacting KeyOn Communications Holdings, Inc., 11742 Stonegate Circle, Omaha, Nebraska 68164, Attn: Investor Relations or calling (402) 998-4000 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on January 21, 2011 (the “Record Date”). The Record Date is established by the Board of Directors as required by Delaware law. On the Record Date, 23,668,211 shares of common stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Special Meeting.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the stockholders entitled to vote at the Special Meeting, present in person or by proxy, may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Empire Stock Transfer, Inc., our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the

2

right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the Proposal.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Special Meeting in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot. The ballot will be provided at the Special Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as a “proxy”) to vote your stock at the Special Meeting in accordance with your instructions. The Board of Directors has appointed Jonathan Snyder, Chief Executive Officer and President, and Jason Lazar, Vice President of Corporate Development and General Counsel, to serve as the proxies for the Special Meeting.

Your proxy card will be valid only if you sign, date and return it before the Special Meeting. If you complete all of the proxy card except of the voting instructions, then the designated proxies will vote your shares “FOR” the Proposal. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except the voting instructions, then your broker will be unable to vote your shares. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Special Meeting, you will not be able to vote your nominee-held shares in person at the Special Meeting.

Who counts the votes?

All votes will be tabulated by Jason Lazar, Vice President of Corporate Development and General Counsel, the inspector of election appointed for the Special Meeting.

Can I vote my shares in person at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Special Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What are my choices when voting?

Stockholders may vote for the Proposal, against the Proposal, or abstain from voting on the Proposal.

3

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares FOR the approval of the Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares, the proxies will vote your shares, and such shares will be voted FOR the approval of the Proposal.

If you are a street name holder and do not provide voting instructions on the Proposal, your bank, broker or other nominee will be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the company addressed to Dani Jo Handell, Associate General Counsel, at the company’s address above, which notice must be received before noon on March 10, 2011.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve the Proposal?

Approval of the Proposal will require the affirmative vote of the holders of a majority of the shares of our voting securities outstanding and entitled to vote on the Proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Abstentions will have the same effect as a vote against the Proposal.

Broker non-votes will not be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Broker non-votes will have the same effect as a vote against the Proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matter to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the company to ask for proxies, as described below.

4

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendices and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Dani Jo Handell at (402) 998-4048.

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the company’s common stock as of January 21, 2011 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•

each of Jonathan Snyder, A. Robert Handell and Annette Eggert, our named executive officers listed in Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2009; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each of the company’s beneficial owner’s address is c/o KeyOn Communications Holdings, Inc., 11742 Stonegate Circle, Omaha, Nebraska 68164. As of January 21, 2011, the company had 23,668,211 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)

The California Capital Limited Partnership, LP	20,769,315	(2)	46.74%

Dynamic Broadband Corporation	2,037,574	(3)	8.61%

Jerome Snyder	2,096,365	(4)	8.69%

Liviakis Financial Communications, Inc.	2,000,000	(5)	8.45%

Jonathan Snyder	2,060,287	(6)	8.50%

A. Robert Handell	535,313	(7)	2.24%

Annette Eggert	201,536	(8)	*

All directors and executive officers as a group (3 persons)	3,154,725		12.30%

* Less than 1%.

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of December 20, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)

Represents 20,769,315 shares of common stock issuable upon the conversion of 20,769,315 shares of Series Cal Cap Preferred Stock that are currently issuable upon the conversion of that certain secured convertible note issued to The

6

California Capital Limited Partnership, LP in the principal amount of $15,000,000 on February 5, 2010.

(3)	The address of Dynamic Broadband Corporation is c/o Corridor Management, 101 First Avenue, SE PO Box 607, Cedar Rapids, IA 52406, Attn: Dennis Wangeman.

(4)

Includes 96,072 shares of common stock issuable upon the exercise of options; 446,875 shares of common stock issuable upon the exercise of warrants. The address of Jerome Snyder is 8628 Scarsdale Drive, Las Vegas, Nevada 89117.

(5)

Common stock issued for professional services rendered May 2009 through April 2010. The address of Liviakis Financial Communications, Inc. is 655 Redwood Highway, Suite #395, Mill Valley, California 94941.

(6)	Includes 219,375 shares of common stock issuable upon the exercise of options; 346,875 shares of common stock issuable upon the exercise of warrants.

(7)	Includes 186,250 shares of common stock issuable upon the exercise of options; 74,345 shares of common stock that are held jointly by A. Robert Handell and Dani Jo Handell, A. Robert Handell’s spouse.

(8)

Annette Eggert resigned as our chief financial officer and principal financial and accounting officer effective as of December 4, 2010; includes 201,536 shares of common stock issuable upon the exercise of options.

PROPOSAL 1: APPROVAL OF THE ADOPTION THE SECOND AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION

The Board of Directors has unanimously adopted, subject to stockholder approval, the Second Amended and Restated Certificate of Incorporation (the “Second Amended Certificate”). The Second Amended Certificate would eliminate the Series KIP Preferred Stock and rename the Series Cal Cap Preferred Stock “Series A Preferred Stock” and amend certain of its terms. There are no shares of Series Cal Cap Preferred Stock or Series KIP Preferred Stock currently outstanding. As described below, the purpose of the proposal is to allow us to complete the conversion of a secured note in the principal amount of $15,000,000 that generally bears interest at the rate of 8% per annum and matures on February 5, 2015, into shares of Series A Preferred Stock (the “Conversion”). In addition, the Conversion will eliminate the security interest held by the Note holder and facilitate our ability to receive funding of a $10.2 million broadband stimulus award from the federal government under the second round of the American Recovery and Reinvestment Act of 2009 (“ARRA”) Broadband Initiatives Program (the “Award”). If the proposal is not approved, we will not be able to complete the Conversion. The form of the Second Amended Certificate is attached to this Proxy Statement as Appendix A.

Background and Purpose of the Conversion

We are currently a party to a secured convertible note issued to The California Capital Limited Partnership, LP (“Cal Cap”) in the principal amount of $15,000,000 (the “Note”), described under “Description of the Note” below. The Note generally bears interest at the rate of 8% per annum and matures on February 5, 2015. Pursuant to a Security Agreement between Cal Cap and the Company (the “Cal Cap Security Agreement”), the Company’s obligations under the Note are secured by a perfected security interest in all of the assets and properties of the Company, including the stock of its subsidiaries. Cal Cap is controlled by Dr. Patrick Soon-Shiong. Dr. Soon-Shiong has built and sold two multi-billion dollar pharmaceutical companies, is a physician, scientist and philanthropist, and has made clear his intention to develop a comprehensive “health information highway system” throughout the United States, in part using wireless broadband.

7

The outstanding balance under the Note would have automatically converted into Series Cal Cap Preferred Stock if we had executed final documents and secured the right to receive the proceeds pursuant to a round one ARRA award prior to September 30, 2010. Upon such an event, Cal Cap would also have had the right, pursuant to a Securities Purchase Agreement entered into in connection with the Note, to purchase up to $35,250,000 of shares of Series KIP Preferred Stock. However, the Company did not receive a round one ARRA award and therefore the automatic conversion feature of the Note and the Securities Purchase Agreement expired.

In light of the following, management and the Board determined that it would be in the best interest of the Company and its stockholders to approach Cal Cap and attempt to negotiate a conversion of the Note:

(i)	the Note did not automatically convert into preferred stock;

(ii)	the Note’s outstanding principal balance resulted in high interest charges relative to the Company’s current cash flow and a drain on working capital;

(iii)	Cal Cap may elect to receive interest payments in cash rather than preferred stock after September 30, 2010, as permitted by the terms of the Note; and

(iv)	the Note could potentially negatively affect our ability to secure financing in the future,

In making such determination, management and the Board also considered the reputation and track record of Dr. Soon-Shiong, their experiences in dealing with him and their desire to maintain his involvement in the Company. Management and the Board also considered the fact that, on September 13, 2010, we were announced as a recipient of a $10.2 million broadband stimulus award under the second round of the ARRA Broadband Initiatives Program, of which approximately $7.1 million is a grant and $3.1 million is a long-term loan. The Award is for the build-out of rural communities in Nevada and we believe it will allow us to offer 4G, last-mile wireless broadband and digital phone service (VoIP) in 39 of the most rural communities in Nevada. In order to receive the funding allocated under the Award, we are required to provide a senior security interest in certain of our property to the federal government. It is the opinion of management and the Board that the Company cannot provide such security without modifying or terminating the Cal Cap Security Agreement.

We commenced discussions with Cal Cap upon being notified that we had received the Award. The purpose of these discussions was to arrive at a mutually beneficial agreement that would convert the Note into a preferred class of equity and eliminate Cal Cap’s security interest. These negotiations continued from September 13, 2010 through November 26, 2010, through telephonic conference calls and in-person meetings.

Following these negotiations, we and Cal Cap agreed to the following:

•

Conversion of the outstanding principal and interest under the Note into shares of Series A Preferred Stock at a conversion price of $1.00 per share. As of January 21, 2011, this would result in the issuance of 16,153,973 shares of Series A Preferred Stock to Cal Cap. This is an increase of $0.25 per share compared to the conversion price that would apply pursuant to the terms of the Note if Cal Cap elected to voluntarily convert any outstanding principal or interest into shares of Cap Cap Preferred Stock. If such a voluntary conversion were to occur on January 21, 2011, we would be required to issue 20,769,315 shares of Series Cal Cap Preferred Stock to Cal Cap. However, we could not make any assurances as to whether a voluntary conversion would ever occur.

•

Adoption of the Second Amended Certificate, subject to stockholder approval, to eliminate the Series KIP Preferred Stock and rename the Series Cal Cap Preferred Stock and amend certain of its terms. The two principal changes to the terms of the Series Cal Cap Preferred Stock are that the Series A Preferred Stock will have the right to designate a majority of the members of the Board of Directors and will be able to cast three votes for every one vote cast by the Company’s common stockholders.

8

•

Issuance to Cal Cap, at the time of the Conversion, of a five-year warrant to purchase 4,300,000 shares of Series A Preferred Stock at an exercise price of $0.25 per share, a five-year warrant to purchase 4,000,000 shares of Series A Preferred Stock at an exercise price of $0.40 per share and a five-year warrant to purchase 2,000,000 shares of Series A Preferred Stock at an exercise price of $0.60 per share (collectively, the “Warrants”).

•

Amendment of our registration rights agreement with Cal Cap, which provides certain registration rights for the common stock issuable upon conversion of the Series Cal Cap Preferred Stock and the Series KIP Preferred Stock, in order to classify the shares of common stock issuable upon the conversion of the Series A Preferred Stock issuable upon the exercise of the Warrants as registrable securities, thereby entitling such shares to all of the registration rights set forth in such agreement.

•	Amendment of our bylaws to allow for the removal of a director by the written consent of stockholders.

•	Reduction of the size of our Board to three, and resignation of A. Robert Handell as a director, effective at the time of the Conversion.

•	Reimbursement to Cal Cap for $45,000 of legal expenses.

The Company and Cal Cap entered into an Agreement with respect to the above on December 3, 2010. Management and the Board believe that this Agreement reflects a compromise that is in the best interests of the Company and its stockholders. In exchange for a conversion price that is approximately 333% higher than the Company’s closing price on December 3, 2010, Cal Cap will receive the right to designate a majority of the members of the Board of Directors and will be able to cast three votes for every one vote cast by the Company’s common stockholders. Without the Conversion, the Note will remain outstanding and we will have to continue to make semi-annual interest payments on it in cash. In addition, management and the Board believe that without effecting the Conversion, we will not be able to receive the Award unless we find another way to eliminate or subordinate Cal Cap’s security interest.

On December 9, 2010, we filed a current report on Form 8-K with the SEC, which includes as exhibits the complete text of the Agreement and the Warrants. The Form 8-K can be accessed at the website of the Securities and Exchange Commission (www.sec.gov) or through our website (www.keyon.com). You are urged to read these agreements. If our stockholders approve the adoption of the Second Amended Certificate, we expect the Conversion to be consummated promptly after the Special Meeting.

A description of the Note, a description of the rights, powers and preferences of the Series A Preferred Stock, a summary of the principal differences between the Series A Preferred Stock and the Series Cal Cap Preferred Stock, unaudited actual and pro forma capitalization and unaudited pro forma financial information are provided below.

Description of the Note

The Note generally bears interest at the rate of 8% per annum and is payable in cash. The Note matures on February 5, 2015, unless accelerated by Cal Cap upon an event of default.

The Note is convertible at the option of Cal Cap into a number of shares of Series Cal Cap Preferred Stock determined by dividing (a) the sum of (i) the outstanding principal amount of the Note and (ii), any accrued but unpaid interest thereon elected to be so converted by (b) $0.75. If Cal Cap exercised such right on January 21, 2011 with respect to the full outstanding principal amount of the Note and all accrued but unpaid interest thereon, the Company would be required to issue to Cal Cap 20,769,315 shares of Series Cal Cap Preferred Stock.

If the volume weighted average price of our common stock for each of any 10 consecutive trading days exceeds $3.75, the Note is convertible at the option of the Company into a number of shares of common stock determined by dividing (a) the sum of (i) the outstanding principal amount of the Note and (ii) any accrued but unpaid interest thereon elected to be so converted by (b) $0.75. On January 21, 2011, the closing price of the common stock on the OTC Bulletin Board was $0.33.

Pursuant to the Cal Cap Security Agreement, the Company’s obligations under the Note are secured by a perfected security interest in all of the assets and properties of the Company, including the stock of its subsidiaries.

9

Principal Terms of the Series A Preferred Stock

Pursuant to the Second Amended Certificate, the Company would be authorized to issue up to 145,000,000 shares of stock, of which 115,000,000 are designated as common stock and 30,000,000 are designated as Series A Preferred Stock. The Series A Preferred Stock is entitled to certain powers, preferences and other special rights that are summarized below:

Dividends

The holders of shares of Series A Preferred Stock are entitled to receive dividends, on a pari passu basis, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of common stock) on the common stock, at the rate of 10% of the Original Issue Price ($1.00, subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like) per share per annum for the Series A Preferred Stock, payable within 30 days following the last day of each fiscal quarter. During the first two years following the initial issuance of the Series A Preferred Stock, such dividends shall, at the option of the Company, be payable in either cash or additional shares of Series A Preferred Stock (with such shares being valued consistently with the common stock). Following such two year period, dividends shall be paid in cash unless otherwise elected by the holder.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Company, the acquisition of the Company by another entity as a result of which the Company’s stockholders have less than 50% control of the acquiring entity’s voting power following such acquisition or the sale of all or substantially all of the assets of the Company, the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the greater of (i) the sum of (A) $1.50 (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like) and (B) an amount equal to all accrued but unpaid dividends on such share and (ii) the amount of cash, securities or other property which such holder would be entitled to receive in such sale, liquidation, dissolution or winding up of the Company with respect to such shares if such shares had been converted to common stock immediately prior to such sale, liquidation, dissolution or winding up of the Company. Upon completion of these distributions, the holders of Series A Preferred Stock shall not be entitled to any further participation as such in any distribution of the assets or funds of the Company.

Optional Conversion

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of common stock as is determined by dividing the Original Issue Price by the Conversion Price. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Issue Price, which means that the shares of Series A Preferred Stock are initially convertible into shares of common stock on a one-for-one basis. In addition, each share of Series A Preferred Stock will automatically be converted into shares of common stock at the Conversion Price at the time in effect upon the written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

Anti-Dilution Protection

The Series A Preferred Stock is subject to weighted-average anti-dilution adjustments in the event of an issuance of common stock below the then current conversion price of the Series A Preferred Stock, as the case may be, or the issuance of any securities convertible into common stock with an exercise or conversion price below such conversion prices, in each case subject to certain exemptions.

Mandatory Conversion

If the volume weighted average price for any 10 consecutive trading days exceeds, $5.00 (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations or the like), the Company may require any holder of shares of Series A Preferred Stock to convert such shares, and any accrued but unpaid dividends thereon, into such number of shares of common stock as provided above.

10

Voting Rights

The holders of Series A Preferred Stock are entitled to vote, together with holders of common stock as a single class, on any matter upon which holders of common stock have the right to vote, and shall have the right to three (3) votes for each share of common stock into which the shares of Series A Preferred Stock held by such holders could then be converted.

Election of Directors

So long as at least 10,000,000 shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock are entitled, voting together as a single class, to elect such number of directors at or pursuant to each meeting or consent of the Company’s stockholders for the election of directors equal to one-half of the then authorized number of directors plus one (1). Any resulting fractional number of directors that the holders of Series A Preferred Stock are entitled to elect hereunder shall be rounded down to the nearest whole number.

Protective Provisions

The consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a class is required in order for the Company to:

•	alter or change, whether by merger, consolidation or otherwise, the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares;

•	increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock or common stock;

•

authorize or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, any equity security of the Company, including any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior or on parity with the Series A Preferred Stock;

•	effect any reclassification or recapitalization of the outstanding capital stock of the Company;

•	amend the Company’s certificate of incorporation or bylaws in a manner that adversely effects the holders of the Series A Preferred Stock;

•	pay dividends or make other distributions on the capital stock of the Company (other than a dividend payable solely in shares of common stock); or

•

approve any transaction that would be required to be disclosed as a related party transaction by a corporation that is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Principal Differences Between the Series A Preferred Stock and the Series Cal Cap Preferred Stock

The principal differences between the Series A Preferred Stock and the Series Cal Cap Preferred Stock are:

•

The holders of the Series A Preferred Stock will have three votes for each share of common stock into which the Series A Preferred Stock held by them is convertible on all matters submitted to our stockholders for a vote. This is an increase from one vote for each share of common stock into which the Series Cal Cap Preferred Stock is convertible.

•

The holders of Series A Preferred Stock will have with the right, so long as at least 10,000,000 shares of Series A Preferred Stock remain outstanding, to appoint a majority of the members of the Board. The number of directors that the holders of the Series Cal Cap Preferred Stock would have the right to appoint was calculated as the product of (i) the number of authorized director positions of the Company and (ii) a fraction, the numerator of which would be the number of shares of common stock then issuable upon the conversion of the issued and outstanding shares of Series Cal Cap Preferred Stock and Series KIP Preferred Stock, and the denominator of which would be the sum of (A) the number of shares of common stock then issued and

11

outstanding and (B) the number of shares of common stock then issuable upon the conversion of the issued and outstanding shares of Series Cal Cap Preferred Stock and Series KIP Preferred Stock. If the Note were converted at the option of Cal Cap on January 21, 2011, Cal Cap would have the right to appoint 3 out of the Company’s seven directors. If this proposal is approved and the Conversion occurs, Cal Cap will have the right to appoint two out of the Company’s three directors.

Unaudited Actual and Pro Forma Capitalization as of September 30, 2010

The table below shows our capitalization as of September 30, 2010, on an actual and pro forma basis, giving effect to approval the proposal and the consummation of the Conversion, as if the Conversion had been completed as of September 30, 2010, assuming 15,782,466 shares of the Series A Preferred Stock authorized in the Second Amended Certificate are issued in connection with the Conversion. The numbers included in the table are unaudited.

	As of September 30, 2010 Before Conversion	Adjusted	As of September 30, 2010 After Conversion
SHARES AUTHORIZED
Total preferred stock	60,000,000	(30,000,000)	30,000,000
Series Cal Cap Preferred Stock/Series A Preferred Stock	30,000,000		30,000,000
Series KIP Preferred Stock	30,000,000	(30,000,000)	—
Total common stock	115,000,000		115,000,000
PREFERRED AND COMMON STOCK OUTSTANDING
Total preferred stock	—	15,782,466	15,782,466
Series Cal Cap Preferred Stock/Series A Preferred Stock	—		—
Series KIP Preferred Stock	—		—
Total common stock	23,668,211		23,668,211
COMMON STOCK OUTSTANDING FULLY DILUTED
Series Cal Cap Preferred Stock/Series A Preferred Stock on an as-if converted basis	—	15,782,466	15,782,466
Series KIP Preferred Stock on an as-if converted basis	—		—
Common stock issued and outstanding	23,668,211		23,668,211
Stock options outstanding	2,382,500		2,382,500
Warrants outstanding	3,657,161		3,657,161
Total common stock outstanding on a fully diluted basis	29,707,872		29,707,872

12

Unaudited Pro Forma Financial Information

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Conversion on our balance sheet and statement of operations as of the three-month period ended September 30, 2010.

The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been realized had the Conversion been completed as of the dates indicated or that will be realized in the future if the Conversion is consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the three-month period ended September 30, 2010, which accompany this Proxy Statement and are incorporated by reference herein.

Our unaudited pro forma consolidated balance sheet as of September 30, 2010 and statement of operations for the nine months ended September 30, 2010 have been presented as of the Conversion had been completed on September 20, 2010 and February 5, 2010 (the date we initially issued the Note) respectively. As a result, we have made adjustments to eliminate references to interest expense or embedded derivative liability associated with the Note. We have further assumed that 15,782,466 shares of the Series A Preferred Stock authorized in the Second Amended Certificate are issued in connection with the Conversion. There can be no assurances that the foregoing assumptions will be realized, including the amount of the indebtedness to be converted in the Conversion.

13

KEYON COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

				Eliminate				Pro Forma

	September 30, 2010	Accretion of Note Discount	Fair Value of Derivative Liability	Accrued Contractual Interest	Derivative Liability	Exchange of Note to Series A Preferred Stock	Issuance of Warrants	September 30, 2010

	(Unaudited)							(Unaudited)
		(a)	(b)	(c)	(d)	(e)	(f)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$646,390							$646,390
Accounts receivable, net	228,696							228,696
Marketable securities	6,246,275							6,246,275
Inventories	170,843							170,843
Deposits - current	400,000							400,000
Prepaid expenses and other current assets	93,349							93,349

Total current assets	7,785,553	—				—		7,785,553

PROPERTY AND EQUIPMENT, Net	3,533,967							3,533,967

OTHER ASSETS
Goodwill	1,783,786							1,783,786
Subscriber base, net	922,405							922,405
Trademarks	16,667							16,667
Deposits	85,346							85,346
Debt issuance costs, net	289,708							289,708

Total other assets	3,097,912	—				—		3,097,912

TOTAL ASSETS	$14,417,432	$—	$—	$—	$—	$—	$—	$14,417,432

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses (excluding interest expense)	$1,929,086							$1,929,086
Accrued interest expenses	794,399			(782,466)				11,933
Revolving line of credit - related party	—							—
Term loan payable - related party	—							—
Line of credit	1,121,374							1,121,374
Current portion of notes payable	208,419							208,419
Current portion of capital lease obligations	650,615							650,615
Deferred rent	67,625							67,625
Deferred revenue	301,915							301,915
Derivative liability	2,792,233		(643,203)		(2,149,030)			—

Total current liabilities	7,865,666	—	(643,203)	(782,466)	(2,149,030)	—		4,290,967

	(80,113)							3,494,586
LONG-TERM LIABILITIES:
Term loan payable - related party	—							—
Convertible note (net of a $13,607,052 discount)	1,392,948	13,607,052				(15,000,000)		—
Notes payable, less current maturities	216,037							216,037
Capital lease obligations, less current maturities	310,977							310,977
Deferred rent liability, less current portion	32,296							32,296

Total long term liabilities	1,952,258	13,607,052		—	—	(15,000,000)		559,310

COMMITMENTS AND CONTINGENCIES AND OTHER MATTERS

STOCKHOLDERS’ EQUITY/(DEFICIT):

Preferred Stock - 30,000,000 shares authorized
Series A preferred stock, 0.001 par value; 15,782,466 shares issued	—			782		15,000		15,782
Common stock, $0.001 par value; 115,000,000 shares authorized; 23,668,211 and 20,755,588 shares issued and outstanding at September 30, 2010 and December 21, 2009, respectively	23,668							23,668
Additional paid-in capital	28,421,967			781,684	2,149,030	14,985,000	2,399,940	48,737,621
Accumulated deficit	(23,849,132)	(13,607,052)	643,203				(2,399,940)	(39,212,921)
Accumulated other compensation income	3,005							3,005

Total stockholders’ equity/(deficit)	4,599,508	(13,607,052)	643,203	782,466	2,149,030	15,000,000	—	9,567,155

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$14,417,432	$—	$—	$—	$—	$—	$—	$14,417,432

See notes to condensed consolidated financial statements.

(a) To reflect the accretion of the unamortized discount on the $15,000,000 convertible promissory note that would occur upon the conversion into Series A Preferred Stock as of September 30, 2010.

Due to the derivative, the note was fully discounted to a carrying amount of $0 on February 5, 2010. As of September 30, 2010, we recorded $1,392,948 in accretion expense.

(b) To reflect the change in the fair value of the derivative liability based upon the increase in the conversion price to $ 1.00 per share from $.75 per share.

The derivative liability was measured at fair value upon a pro-forma basis using the Black Scholes Option Pricing Model with the following assumptions.

Fair value of Common stock $0.44, Exercise Price $0.25, Volatility 121.55%, Risk Free Interest Rate 3.12%, Dividend Yield 0%.

(c) To reflect the elimination of the accrued interest expense on the $15,000,000 convertible promissory note resulting from conversion into shares of Series A Preferred Stock.

(d) To reflect the reclassification of the derivative liability to additional paid in capital concurring with the conversion of the note into Series A Preferred Stock.

(e) To reflect the conversion of the $15,000,000 convertible promissory note into Series A Preferred Stock.

(f) Reflects the issuance of warrants pursuant to the investors agreement to convert the note into Series A Preferred Stock.

The warrants were measured at fair value upon a pro-forma basis using the Black Scholes Option Pricing Model with the following assumptions.

Fair value of Common stock $0.44, Exercise Price $0.25, $0.40 and $0.60, Volatility 121.55%, Risk Free Interest Rate 3.12%, Dividend Yield 0%.

14

KEYON COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

						Pro Forma
		Eliminate

	For the Nine Months Ended September 30, 2010	Contractual Interest Expense Recorded in Connection with the Issuance of the Promissory Note	Change in Fair Value of Derivative Liabilities Recorded in Connection with the Issuance of the Promissory Note	Series A Preferred Stock Dividends	Issuance of Warrants	For the Nine Months Ended September 30, 2010

	(Unaudited)	(g)	(h)	(i)	(j)	(Unaudited)
REVENUES:
Service and installation revenue	$5,309,355					$5,309,355
Support and other revenue	90,905					90,905

Total revenues	5,400,260	—				5,400,260

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	3,740,142					3,740,142
Network operating costs	2,378,161					2,378,161
Professional fees	1,759,397					1,759,397
Depreciation and amortization	1,460,518					1,460,518
Other general and administrative expense	1,126,524					1,126,524
Installation expense	185,786					185,786
Marketing and advertising	210,779					210,779

Total operating costs and expenses	10,861,307	—				10,861,307

LOSS FROM OPERATIONS	(5,461,047)	—				(5,461,047)

OTHER INCOME (EXPENSE):
Other income (expense)	150,161					150,161
Interest income	3,940					3,940
Interest expense	(2,445,229)	2,175,414			(2,399,940)	(2,669,755)
Change in fair value of derivative instruments	12,207,767		(12,207,767)			—

Total other income (expense)	9,916,639	2,175,414	(12,207,767)	—	(2,399,940)	(2,515,654)

PROVISION FOR INCOME TAXES	—

NET INCOME (LOSS)	$4,455,592	$2,175,414	$(12,207,767)	$—	$(2,399,940)	$(7,976,701)

OTHER COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$4,455,592					$(7,976,701)
Unrealized gain on investments	3,005					3,005

Total comprehensive income (loss)	$4,458,597	$2,175,414	$(12,207,767)	$—	$(2,399,940)	$(7,973,696)

Series A of Preferred Stock:
Contractual dividends				(978,082)		$(978,082)
Deemed dividends related to beneficial conversion feature

Net income (loss) available to common stockholders	$4,458,597	$2,175,414	$(12,207,767)	$(978,082)	$(2,399,940)	$(8,951,778)

Net income (loss) per common share, basic	$0.20					$(0.40)

Net income (loss) per common share, diluted	$(0.12)					$(0.40	)(k)

Weighted average common shares outstanding, basic	22,304,595					22,304,595

Weighted average common shares outstanding, diluted	44,834,836					22,304,595	(k)

See notes to condensed consolidated financial statements

(g) Eliminates the interest expense associated with the issuance of the convertible promissory note.

(h) Removes the impact of the fair value of the derivative instrument to eliminate the impact on net income.

(i) To reflect the issuance of the dividend associated with the issuance of Series A Preferred Stock, calculated at 10% per annum pro-rated for the period February 5, 2010 through September 30, 2010.

(j) Reflects the issuance of additional warrants pursuant to the Conversion.

The Company uses the Black-Scholes option pricing model to calculate the fair value of warrants issued to both employees and non-employees.

(k) The pro-forma diluted loss per share excludes the employee stock options, common stock purchase warrants and shares of common stock underlying the conversion option embedded in our convertible notes that are included in our historical EPS for the nine months ended September 30, 2010. These common stock equivalents were excluded from the pro-forma presentation because their effect would have been  anti-dilutive based on our pro-forma loss.

15

Possible Anti-Takeover Effects

If approved, the Second Amended Certificate will grant the Series A Preferred Stock the right to designate a majority of the members of the Board of Directors and to cast three votes for every one vote cast by the Company’s common stockholders. The Series A Preferred Stock will also have the rights already applicable to the Cal Cap Series A Preferred Stock, including the right to vote separately to approve adverse changes to the Series A Preferred Stock, changes in the number of outstanding authorized shares of preferred and common stock, authorization or issuance of equity securities senior or on parity with the Series A Preferred Stock, reclassification or recapitalization of the Company’s capital stock, and amendments to the Company’s certificate of incorporation or bylaws that would adversely affect the Series A Preferred Stock. In addition, the holders of the Series A Preferred Stock will be entitled to a liquidation preference in most change of control scenarios.

If this proposal is approved, the Company will effect the Conversion, and all of the Series A Preferred Stock will be held by Cal Cap. This means that Cal Cap will have substantial control over our management and affairs and over all matters requiring stockholder approval, including a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. Although we are not proposing the approval of the Second Amended Certificate with the intent that the changes effected thereby and the subsequent Conversion be used as a type of anti-takeover device, the approval of this proposal may have the effect of discouraging unsolicited takeover attempts. Cal Cap’s (or any subsequent holder or holders of the Series A Preferred Stock’s) control of us could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our business or stockholders, and could therefore deprive stock holders of benefits that could result from such an attempt, such as the realization of a premium over the market price. Moreover, Cal Cap’s control could make it more difficult to remove incumbent management and directors from office even if such change were to be favorable to other stockholders, although as equity holders, Cal Cap’s interests should generally be aligned with those of our other stockholders.

Other than as described above, neither the Second Amended Certificate nor our bylaws contain any provisions that would have an anti-takeover effect. The Board of Directors does not presently intend to propose other anti-takeover provisions in future proxy solicitations. Other than the Conversion, we are not aware of any attempt or proposal to take over or transfer control of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of our voting securities outstanding and entitled to vote on the adoption of the Second Amended Certificate is required for the approval of such proposal.

The Board of Directors recommends a vote FOR approval of the adoption of the Second Amended Certificate.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” that represent our beliefs, projections and predictions about future events. These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described in or implied by such statements. Actual results may differ materially from the expected results described in our forward-looking statements. You should review carefully the section of Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2009, which accompanies this Proxy Statement and is incorporated by reference herein, entitled “Risk Factors” for a discussion of these and other risks that relate to our business.

16

INCORPORATION BY REFERENCE

Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, our Current Report on Form 8-K dated June 11, 2010, filed with the SEC on June 16, 2010, Amendment No. 1 on Form 8-K/A to Current Report on Form 8-K dated May 28, 2010, filed with the SEC on August 12, 2010, excluding Exhibit 99.3, and Amendment No. 2 on Form 8-K/A to Current Report on Form 8-K dated May 28, 2010, filed with the SEC on August 13, 2010, accompany this Proxy Statement and are incorporated by reference herein. Upon written request, we will send to stockholders of record, without charge, additional copies of the documents listed above (except for exhibits, which are available upon payment of a reasonable fee) and additional copies of this Proxy Statement, each of which we have filed with the SEC. All written requests should be directed to KeyOn Communications Holdings, Inc., 11742 Stonegate Circle, Omaha, Nebraska 68164.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the Associate Counsel of KeyOn Communications Holdings, Inc., 11742 Stonegate Circle, Omaha, Nebraska 68164. The proposal must be received no later than April 1, 2011, upon which date such stockholder proposal will be considered untimely.

With respect to other shareholder proposals, management will be able to vote proxies in its discretion without advising shareholders in the 2011 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before June 15, 2011.

17

Appendix A

KEYON COMMUNICATIONS HOLDINGS, INC.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KEYON COMMUNICATIONS HOLDINGS, INC.

KeyOn Communications Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is KeyOn Communications Holdings, Inc.

SECOND: That the prior name of the Corporation was Grant Enterprises, Inc.

THIRD: That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 9, 2004 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 2010.

FOURTH: That the Board of Directors of the Corporation has duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation, and that said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation.

FIFTH: That the text of the Second Amended and Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this ____ day of ___________, 2010.

KEYON COMMUNICATIONS HOLDINGS, INC.

By: _________________________________

       ____________________________, President

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KEYON COMMUNICATIONS HOLDINGS, INC.

Article I.

The name of this corporation is KeyOn Communications Holdings, Inc. (the “Corporation”).

Article II.

The address of the registered office of this Corporation in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

Article III.

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

Article IV.

A.        Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this Corporation is authorized to issue One Hundred Forty-Five Million (145,000,000) shares. One Hundred Fifteen Million (115,000,000) shares shall be Common Stock each with a par value of $0.001 per share and Thirty Million (30,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together in accordance with Article IV.B.5(a) hereof.

B.        Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Thirty Million (30,000,000) shares (the “Series A Preferred Stock”), are as set forth below in this Article IV.B.

1.	Dividend Provisions.

(a)        The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of 10% of the Original Series A Issue Price (as defined below) per share per annum for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like (collectively, “Recapitalizations”)), payable within thirty (30) days following the last day of each fiscal quarter. Such dividends shall accrue on each share from the date of issuance, and shall accrue from day to day, whether or not earned or declared and shall be payable at the election of the holder in either cash or additional shares of Series A Preferred Stock; provided, however, that for the first two years following the Purchase Date (as defined below), all dividends shall be payable in additional shares of Series A Preferred Stock unless the Corporation notifies the holder that it elects anytime during such two year period to pay any such dividends in cash. The additional shares of Series A Preferred Stock shall be valued as provided in Article IV.B.2(c)(i)(A) as if such shares are Common Stock. Unless the Corporation is notified otherwise by the holder, following the second anniversary of the Purchase Date, the dividends thereafter shall be paid in additional shares of Series A Preferred Stock. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the annual rate specified above, shall not have been paid the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock, subject to the rights of series of Preferred Stock which may from time to time come into existence, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor. Any partial payment shall be made ratably among the holders of Series A Preferred Stock in proportion to the payment each such holder would receive if the full amount of such dividends were paid.

(b)       After payment of the full amount of any dividends pursuant to Article IV.B.1, any additional dividends shall be distributed among all holders of Common Stock.

2.	Liquidation Preference.

(a)       In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to greater of (I) the sum of (A) $1.50 (subject to adjustment for Recapitalizations) and (B) an amount equal to all accrued but unpaid dividends on such share (subject to adjustment for Recapitalizations) and (II) the amount of cash, securities or other property which such holder would be entitled to receive in such liquidation, dissolution or winding up of this Corporation with respect to such shares if such shares had been converted to

Common Stock immediately prior to such liquidation, dissolution or winding up of this Corporation. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to stockholders shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(a).

(b)       Upon completion of the distributions required by Article IV.B.2(a), the holders of Series A Preferred Stock shall not be entitled to any further participation as such in any distribution of the assets or funds of the Corporation.

(c)       For purposes of this Article IV.B.2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the voting power of the Series A Preferred Stock then outstanding, voting together as a single class, with voting rights determined in accordance with Article IV.B.5, shall determine otherwise), (A) the acquisition of this Corporation by another entity by means of any reorganization, merger or consolidation (but excluding any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Corporation), or any transaction or series of related transactions in which the Corporation’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving corporation following such transaction or series of related transactions; (B) a sale of all or substantially all of the assets of this Corporation; provided, however, that the initial issuance and sale of this Corporation’s Common Stock and the Series A Preferred Stock shall not be deemed to be a liquidation, dissolution or winding up of this Corporation; or (C) the grant of an exclusive license to all or substantially all of the Corporation’s intellectual property that is used to generate all or substantially all of the Corporation’s revenues.

(i)        In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of this Corporation. Any securities shall be valued as follows:

(A)      The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be:

(1)       if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing;

(2)       if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing; and

(3)       if there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors of this Corporation including the member thereof elected by the holders of the Series A Preferred Stock pursuant to Article IV.B.5(b).

(B)      The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Article IV.B.2(c)(i)(A) to reflect the approximate fair market value thereof, as determined by the Board of Directors of this Corporation including the member thereof elected by the holders of the Series A Preferred Stock pursuant to Article IV.B.5(b).

(ii)       In the event the requirements of this Article IV.B.2(c) are not complied with, this Corporation shall forthwith either:

(A)      cause such closing to be postponed until such time as the requirements of this Article IV.B.2(c) have been complied with; or

(B)       cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article IV.B.2(c)(iii) hereof.

(iii)      This Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article IV.B.2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

3.         Redemption. Neither the Corporation nor the holders of Series A Preferred Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of the Series A Preferred Stock.

4.         Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 (subject to adjustment for Recapitalizations) (the “Original Issue Price”) by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in Article IV.B.4(d).

(b)       Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the Series A Preferred Stock immediately on the date specified by written consent or agreement of the holders of at least majority of the then outstanding shares of Series A Preferred Stock voting together as a single class with voting power determined as provided in Article IV.B.5 below.

(c)       Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the “Act”), the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(d)       Conversion Price Adjustments of Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)        (A) If this Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall (except as otherwise provided in this Article IV.B.4(d)(i)) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.4(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.4(d)(i)(E) immediately prior to such issuance plus the number of shares of such Additional Stock.

(B)      No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article IV.B.4(d)(iii) and Article IV.B.4(d)(iv), no adjustment of such Conversion Price pursuant to this Article IV.B.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)      In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)      In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)       In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article IV.B.4(d)(i) and Article IV.B.4(d)(ii):

(1)       The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)       The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV.B.4(d)(i)(C) and Article IV.B.4(d)(i)(D)).

(3)       In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)       Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)       The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV.B.4(d)(i)(E)(1) and Article IV.B.4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV.B.4(d)(i)(E)(3) or Article IV.B.4(d)(i)(E)(4).

(ii)       “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV.B.4(d)(i)(E)) by this Corporation after the Purchase Date other than:

(A)      shares of Common Stock issued pursuant to a transaction described in Article IV.B.4(d)(iii) hereof;

(B)      shares of Common Stock issued or deemed issued to employees, consultants, officers or directors of this Corporation directly or pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and Board of Directors of this Corporation or to vendors (if in transactions with primarily non-financing purposes) as approved by the Board of Directors of this Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class;

(C)      shares of Common Stock issued or issuable (I) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding shares of Series A Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(D)      shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date or subsequently issued after the Purchase Date in accordance with this Article IV.B.4(d)(ii);

(E)       shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by this Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board of Directors of this Corporation; or

(F)       shares of Common Stock issued or issuable to persons or entities with which this Corporation has business relationships (not pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and Board of Directors of this Corporation) provided such issuances are for other than primarily equity financing purposes, each as approved by the Board of Directors of this Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class.

(iii)      In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)      If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e)       Mandatory Conversion. Notwithstanding anything herein to the contrary, if after the Purchase Date, the VWAP for each of any 10 consecutive Trading Days, which period shall have commenced only after the Purchase Date (such period the “Threshold Period”), exceeds $5.00 (subject to adjustment for Recapitalizations), the Corporation may, within 2 Trading Days after the end of any such Threshold Period, deliver a written notice to the holder of any shares of Series A Preferred Stock (a “Forced Conversion Notice” and the date such notice is delivered to the holder, the “Forced Conversion Notice Date”) to cause such holder to immediately convert all or part of the shares of Series A Preferred Stock then held by such holder plus, if so specified in the Forced Conversion Notice, accrued but unpaid dividends, into that number of shares of Common Stock as provided in Article IV.B.4(a).

In the event that the Corporation delivers a Forced Conversion Notice to a holder of Series A Preferred Stock, as provided herein, any shares of Series A Preferred Stock not duly surrendered to the Corporation for cancellation (with certificates representing such shares being duly endorsed and delivered to the Corporation) within 10 Trading Day following the applicable Forced Conversion Notice Date shall be deemed to be cancelled and no longer outstanding and the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Any accrued but unpaid dividends not converted into shares of Common Stock as provided in this Article IV.B.4(e) shall be paid in cash on the date of such conversion. For purposes of this Article IV.B.4(e), (i) “Trading Day” shall mean a day on which the principal Trading Market is open for business, (ii) “Trading Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board and (iii) “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

(f)        Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV.B.4(d)(iii), then, in each such case for the purpose of this Article IV.B.4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

(g)       Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV.B.2 or this Article IV.B.4) provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series A Preferred Stock held by such holder would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV.B.4 with respect to the rights of the holders of Series A Preferred Stock after the recapitalization to the end that the provisions of this Article IV.B.4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h)       No Impairment. This Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article IV.B.4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

(i)        No Fractional Shares and Certificate as to Adjustments,

(i)        No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)       Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Article IV.B.4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such Series A Preferred Stock.

(j)        Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)       Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

(l)        Notices. Any notice required by the provisions of this Article IV.B.4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

(m)      Waiver of Adjustment to Conversion Prices. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance by the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. Any such waiver shall be binding upon all current and future holders of shares of Series A Preferred Stock.

5.	Voting Rights.

(a)       General. The holder of each share of Series A Preferred Stock shall have the right to three (3) votes for each share of Common Stock into which such share of Series A Preferred Stock could then be converted. With respect to such vote and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)	Election of Directors.

(i)        So long as at least 10,000,000 shares of Series A Preferred Stock remain outstanding (subject to adjustment for Recapitalizations), the holders of the Series A Preferred Stock shall be entitled, voting separately as a single class, to elect such number of directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors equal to one-half of the then authorized number of directors plus one (1). Any resulting fractional number of directors that the holders of Series A Preferred Stock are entitled to elect hereunder shall be rounded down to the nearest whole number. The holders of the Series A Preferred Stock at or pursuant to a meeting or by written consent shall further have the right to remove from office any such director, to fill any vacancy caused by the resignation or death of any such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such director.

(ii)       to the extent that holders of the Series A Preferred Stock are allowed to elect or remove any directors as provided in Article IV.B.5(b)(i), the holders of shares of Common Stock shall be entitled, voting separately as a single class, to elect all remaining directors of the Corporation at or pursuant to each meeting or consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such directors.

6.	Protective Provisions.

(a)       Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class:

(i)        alter or change, whether by merger, consolidation or otherwise, the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely such shares of Series A Preferred Stock;

(ii)       increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or Common Stock;

(iii)      authorize or issue, or obligate itself to issue, whether by merger, consolidation or otherwise, any equity security of the Corporation, including any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior or on parity with the Series A Preferred Stock;

(iv)      effect any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(v)       amend the Corporation’s Certificate of Incorporation or Bylaws in a manner that adversely effects the holders of the Series A Preferred Stock;

(vi)      pay dividends or make other distributions on the capital stock of the Corporation (other than a dividend payable solely in shares of Common Stock);

(vii)     approve any transaction that would be required to be disclosed as a related party transaction by a corporations that is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

7.         Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Article IV.B.4, the shares so converted shall be cancelled and shall not be issuable by this Corporation. This Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

C.        Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV.C.

1.         Dividend Rights. Subject to Article IV.B.1 and the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.         Liquidation Rights. Upon the liquidation, dissolution or winding of this Corporation, the assets of this Corporation shall be distributed as provided in Article IV.B.2.

3.         Redemption. Except as may otherwise be provided in a written agreement between the Corporation and a holder of Common Stock or the Bylaws of this Corporation, neither the Corporation nor the holders of Common Stock shall have the unilateral right to call or redeem or cause to have called or redeemed any shares of Common Stock.

4.         Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that except as otherwise required by law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

Article V.

Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

Article VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.         The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

2.         After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to Section 141(d) of the General Corporation Law shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in this Amended and Restated Certificate of Incorporation.

3.         Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Amended and Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of Section 242(b)(2) of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

Article VII.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Article VIII.

A director of this Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article VIII, to authorize any action by the Corporation which further eliminates or limits the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of this Corporation existing at the time of such amendment, repeal, modification or adoption.

Article IX.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall not adversely affect any right or protection existing at the time of such amendment, repeal, modification or adoption.

Article X.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

Article XI.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article XII.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity such that a Covered Person (i) shall have no duty to communicate, or present an Excluded Opportunity to the Corporation or any of its subsidiaries, shall have the right to hold any Excluded Opportunity for such Covered Person’s own account, or to recommend, assign or otherwise transfer an Excluded Opportunity to persons other than the Corporation or any of its subsidiaries, and (ii) shall not be liable to the Corporation or any of its subsidiaries or any of their respective stockholders by reason of the fact that such Covered Person pursues or acquires such Excluded Opportunity for itself, directs, sells, assigns or otherwise transfers an Excluded Opportunity to another person, or does not communicate information regarding an Excluded Opportunity to the Corporation or any of its subsidiaries. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”).

KEYON COMMUNICATIONS HOLDINGS, INC ATTN: Jason Lazar 4061 DEAN MARTIN DRIVE LAS VEGAS, NV 89103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

1

To consider and act on a proposal to approve the adoption of the Second Amended and Restated Certificate of Incorporation of KeyOn Communications Holdings, Inc. to eliminate the Series KIP Preferred Stock and rename the Series Cal Cap preferred Stock “Series A Preferred Stock” and amend certain of its terms.

				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Form 10-K, Third Quarter Material, Form 8-K, Form 8-K/A is/are available at www.proxyvote.com.

KEYON COMMUNICATIONS HOLDINGS, INC
Special Meeting of Shareholders March 11, 2011 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jonathan Snyder and Jason Lazar, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KEYON COMMUNICATIONS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 9:00 AM, PDT on March 11, 2011, at 4061 Dean Martin Drive, Las Vegas, Nevada 89103, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side